                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K/A


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) JULY 30, 1997
                                                          ---------------------

                                SAFETY 1ST, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                  MASSACHUSETTS
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


      0-21404                                           04-2836423
---------------------                      ------------------------------------
(Commission File No.)                      (I.R.S. Employer Identification No.)


             210 BOYLSTON STREET, CHESTNUT HILL, MASSACHUSETTS 02167
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)     (Zip Code)


                                 (617) 964-7744
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS
          ------------


     On July 30, 1997, the Company entered into a $55,000,000 refinancing of its business that replaces the Company's previous credit facility with Goldman Sachs Credit Partners LP. The refinancing is comprised of a $15,000,000 equity investment and a $40,000,000 credit facility.



     The equity investment is represented by a $15,000,000 private placement of 15,000 shares of Series A Redeemable Preferred Stock, $1.00 par value per share (the "Preferred Shares"), and warrants to purchase 1,268,346 shares of the Company's Common Stock (the "Warrants"). The investment was made 50% by BT Capital Partners, Inc. ("BT Capital"), an affiliate of Bankers Trust New York Corporation, and 50% by Bear, Stearns & Co. Inc. ("Bear Stearns"). BT Capital and Bear Stearns are collectively herein called the "Investors".


     Dividends on the Preferred Shares are payable, at the option of the Company, either in cash at the annual rate of 10% compounded quarterly or in the form of an increase of the liquidation value of the Preferred Shares at an annual rate of 13.25% compounded quarterly; however, the Company is prohibited by covenants in its credit facility from paying cash dividends so long as the term loan under the credit facility is outstanding, and thereafter unless at least $3 million of Unused Availability (as defined in the credit facility) would remain after dividend payment. The Preferred Shares have a liquidation preference of $1,000 per share plus all accrued but unpaid dividends. In addition, the Preferred Shares are redeemable at the option of the Investors at the earlier of: (i) six years from the closing date, (ii) six months after repayment of the Company's term loan under the credit facility (but, in any event, not earlier than the fifth anniversary of the closing), (iii) immediately subsequent to certain changes in control of the Company or (iv) ninety days after the occurrence of an event of default (as defined). In addition, the Preferred Shares are redeemable at the option of the Company at any time after the second anniversary of the closing or, prior to the second anniversary of the closing, upon a merger or certain changes in control of the Company. The holders of the Preferred Stock have no voting rights except as required by law.

     The Warrants are exercisable through July 30, 2007 at an exercise price of $.01 per share of Common Stock to be acquired, and contain provisions which adjust the number of shares of Common Stock underlying the Warrants to protect the Investors from dilution arising from certain events, as defined. Of the Warrants for 634,173 shares of Common Stock issued to each Investor, Warrants for 63,418 shares (subject to such adjustment) to each Investor will revert to the Company if the Company's 1998 earnings before interest and taxes exceeds $16 million (and if prior to the determination of such amount, there has not been a change in control). Each Investor has been granted one demand registration right for the Common Stock underlying the Warrants (subject to customary timing limitations) as well as piggyback registration rights. Each Investor is entitled to designate one person to be nominated to the Company's Board of Directors so long as that Investor owns Common Stock (or Warrants to purchase Common Stock) which in the aggregate represents 5% or more of the Common Stock Equivalents (as defined) outstanding at closing. As long as any Investor has a right to designate a person to the Board of Directors, the Board of Directors shall not exceed 10 members. Michael Lerner and Michael Bernstein, who collectively own approximately 52% of the Company's issued and outstanding Common Stock, have entered into a Voting Agreement to vote in favor of the persons designated by the Investor(s) to the extent such Investor is entitled to designate a person.


     The value of the Preferred Shares net of issuance costs of $472,000, was determined to be $8,528,000 and the value of the Warrants, net of issuance costs of $314,000, was determined to be $5,686,000 based on gross proceeds of $15,000,000 relating to the equity investment.


     Effective with the closing of the equity investment, the Company's Board of Directors increased its size from six to eight members and added James M. Dworkin and John D. Howard, designees of BT Capital and Bear Stearns, respectively, as directors.

     The Company's new credit facility with BT Commercial Corporation ("BTCC"), also an affiliate of Banker's Trust New York Corporation, consists of a $27,500,000 revolving credit facility and a $12,500,000 term loan, both of which expire on July 30, 2002. The annual rate of interest for the revolving credit facility is, at the Company's option, either prime plus 1.75% or LIBOR plus 2.75%. The annual rate of interest for the term loan is, at the Company's option, either prime plus 2.00% or LIBOR plus 3.00%. The credit facility is secured primarily by all corporate assets of the Company and contains certain financial covenants. Advances under the revolving credit facility, which includes standby and documentary letters of credit, are calculated based on an asset-based borrowing formula. The credit agreement requires the Company to pay certain fees to BTCC, as Agent, including, without limitation, a monthly unused line fee equal to 0.50% per annum of the average unused commitment during the preceding month and letter of credit fees in an amount equal to 2.50% per annum of the daily average amount of standby letter of credit obligations outstanding during the previous month and 1.375% per annum of the daily average amount of documentary letter of credit obligations outstanding during the previous month. The Company and BTCC have also entered into a separate letter agreement that requires the Company to pay to BTCC a one-time, up- front fee of $1,000,000, an annual agent's fee of $75,000 and letter of credit facing fees equal to 0.25% per annum on the undrawn amount of each letter of credit. The Company capitalized deferred financing costs of $1,564,000 related to this $40,000,000 credit facility.


     In conjunction with the termination of the Company's previous credit facility, Michael Lerner's limited guaranty and related pledges of Company Common Stock and other collateral were terminated and released.

     The above descriptions of the equity investment and credit facility are qualified in their entirety by reference to the definitive documents of such transactions which are filed herewith as Exhibits 4.1 and 10.1 through 10.11 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

        (b) PRO FORMA FINANCIAL INFORMATION

The following unaudited condensed consolidated balance sheet and pro forma condensed consolidated statements of operations are filed with this report:

Condensed Consolidated Balance Sheet as of August 30, 1997............ Page F-1
Pro Forma Condensed Consolidated Statements of Operations:
        Year Ended December 31, 1996.................................. Page F-2
        For the Period From January 1, 1997 through August 30, 1997... Page F-3


The Condensed Consolidated Balance Sheet as of August 30, 1997 reflects the financial position of the Company and includes the refinancing of the credit facility on July 30, 1997 as described in Item 5 above. The Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and for the Period From January 1, 1997 through August 30, 1997 assume the refinancing occurred on January 1, 1996 and are based on operations of the Company for the year ended December 31, 1996 and the Period From January 1, 1997 through August 30, 1997.



The unaudited pro forma condensed statements of operations have been prepared by the Company based upon assumptions deemed proper by it to reflect the transaction. The unaudited pro forma condensed consolidated statements of operations presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of the Company or of the results of operations of the Company that would have actually occurred had the transaction been in effect for the periods presented. In addition, the Company's historical statement of operations reflects the refinancing only from July 30, 1997, the closing date.



The unaudited condensed consolidated balance sheet and pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and related notes of the Company.

        (c)     The following Exhibits are filed as part of this Report.

        EXHIBIT         DESCRIPTION
        -------         -----------

        *4.1.           Designation of Series A Preferred Stock of the Company

        *10.1. Stock and Warrant Purchase Agreement dated as of July 30, 1997, among the Company and the Investors

        *10.2. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to BT Capital

        *10.3. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to Bear Stearns

        *10.4. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to BT Capital

       * 10.5. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to Bear Stearns

       * 10.6. Registration Rights Agreement dated as of July 30, 1997, among the Company, the Investors and Michael Lerner

       * 10.7. Voting Agreement dated as of July 30, 1997, among the Company, Michael Lerner, Michael S. Bernstein and the Investors

       * 10.8. Letter dated July 30, 1997, from BT Capital to the Company regarding compliance with certain regulations of the United States Small Business Administration

       * 10.9. Credit Agreement dated as of July 30, 1997, among the Company and Safety 1st Home Products Canada Inc., as Borrowers, BTCC, as Lender and Agent, and Bankers Trust Company, as Issuing Bank

       * 10.10. $27,500,000 Revolving Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

       * 10.11. $12,500,000 Term Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

       * Previously Filed

                                   Form 8-K/A
                        PRO FORMA FINANCIAL INFORMATION
                                SAFETY 1ST, INC.

            CONDENSED CONSOLIDATED BALANCE SHEET AT AUGUST 30, 1997

                                  (UNAUDITED)

ASSETS

Current Assets

 Cash                                            $  1,114,008

 Accounts receivable                               26,564,124

 Inventories                                       19,334,141

 Other current assets                               2,462,824
                                                 ------------
     Total Current Assets                          49,475,097

Property and Equipment                             19,286,118

Accumulated depreciation and amortization          (6,844,848)
                                                 ------------
 Net property and equipment                        12,441,270

 Deposits                                           1,142,325

 Software system in process                         4,491,734

 Goodwill                                           6,643,499

 Deferred income taxes                              3,398,334

 Other assets                                       1,102,429
                                                 ------------
                                                 $ 78,694,688
                                                 ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

 Revolving credit facility                       $ 20,637,425

 Accounts payable and accrued expenses             23,911,271

 Notes payable                                      1,095,000
                                                 ------------
     Total Current Liabilities                     45,643,696

Long term notes payable                            12,813,745
                                                 ------------
     Total Liabilities                             58,457,441

Series A Redeemable Preferred Stock                 8,766,625

     Total Stockholders' Equity                    11,470,622
                                                 ------------
                                                 $ 78,694,688
                                                 ============

                                   Form 8-K/A
                        PRO FORMA FINANCIAL INFORMATION
                                SAFETY 1ST, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)



                                                                               Pro Forma
                                                      Historical              Adjustments           Pro Forma
                                                     ------------            -------------         ------------

Net sales                                            $105,751,954                                  $105,751,954
Cost of sales                                          88,978,995                                    88,978,995
                                                     ------------                                  ------------
Gross profit                                           16,772,959                                    16,772,959
Selling, general and administrative expenses           54,385,019                                    54,385,019
Impairment of long-lived assets                        11,596,126                                    11,596,126
                                                     ------------                                  ------------
Operating loss                                        (49,208,186)                                  (49,208,186)
Interest expense                                        4,099,805              (578,486)(a)           3,521,319
                                                     ------------                                  ------------
Loss before income taxes                              (53,307,991)                                  (52,729,505)
Income tax benefit                                     (8,458,779)              216,932 (b)          (8,241,847)
                                                     ------------           -----------            ------------
Net loss                                              (44,849,212)              361,554             (44,487,658)
Dividends and accretion on redeemable
  preferred stock                                            --               3,010,767 (c)           3,010,767
                                                     ------------           -----------            ------------
Net loss available for common shareholders           $(44,849,212)          $(2,649,213)           $(47,498,425)
                                                     ============           ===========            ============

Net Loss per common share (d)                        $      (6.27)                                 $      (6.64)
                                                     ============                                  ============

Weighted average common shares outstanding              7,157,078                                     7,157,078
                                                     ============                                  ============

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(a) To reduce amortization expense included in interest expenses to reflect the loan acquisition fees of the refinanced credit facility
(b)  To record the tax effect of the interest expense reduction
(c) To record accretion and dividends on the redeemable preferred stock issued in connection with the refinancing
(d) Stock options and warrants are not included in the earnings per share computation as their effect would be anti-dilutive

                                   FORM 8-K/A
                        PRO FORMA FINANCIAL INFORMATION
                                SAFETY 1ST, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH AUGUST 30, 1997
                                  (UNAUDITED)

                                                                    PRO FORMA
                                                   HISTORICAL      ADJUSTMENTS       PRO FORMA
                                                   ----------     --------------     ---------
Net sales                                         $71,239,081                       $71,239,081
Cost of sales                                      42,759,941                        42,759,941
                                                  -----------                       -----------
Gross profit                                       28,479,140                        28,479,140
Selling, general and administrative expenses       22,470,499                        22,470,499
                                                  -----------                       -----------
Operating income                                    6,008,641                         6,008,641
Interest expense                                    3,097,451        (699,225)(a)     2,398,226
                                                  -----------                       -----------
Income before income taxes                          2,911,190                         3,610,415
Income tax expense (benefit)                         (922,916)(b)     262,209 (c)      (660,707)
                                                  -----------     -----------       -----------
Net income                                          3,834,106         437,016         4,271,122
Dividends and accretion on redeemable
 preferred stock                                      238,625       1,935,668 (d)     2,174,293
                                                  -----------     -----------       -----------
Net income available for common stockholders      $ 3,595,481     $(1,498,652)      $ 2,096,829
                                                  ===========     ===========       ===========

Net income per common share                       $      0.47                       $      0.24
                                                  ===========                       ===========

Weighted average common shares outstanding          7,600,000                         8,700,000
                                                  ===========                       ===========

Notes to Pro Forma Condensed Consolidated Statement of Operations:

(a) To reduce amortization expense included in interest expense to reflect the loan acquisition fees of the refinanced credit facility and to reduce interest expense based on the interest rates under the refinanced credit facility.

(b) As of August 30, 1997, the deferred tax valuation allowance decreased by $2,000,000.

(c)  To record the tax effect of the interest expense reduction.

(d) To record accretion and dividends on the redeemable preferred stock issued in connection with the refinancing.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   SAFETY 1ST, INC.
                                            ----------------------------------
                                                     (Registrant)


Date   September 16, 1997                   By /s/ Michael Lerner
       ------------------                      -------------------------------
                                               Michael Lerner, Chief
                                               Executive Officer

                                  EXHIBIT INDEX


  EXHIBIT         DESCRIPTION                                              PAGE
  -------         -----------                                              ----
* 4.1.            Designation of Series A Preferred Stock of the Company

* 10.1. Stock and Warrant Purchase Agreement dated as of July 30, 1997, among the Company and the Investors

* 10.2. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to BT Capital

* 10.3. Warrant dated July 30, 1997, for 63,418 shares of the Company's common stock issued to Bear Stearns

* 10.4. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to BT Capital

* 10.5. Warrant dated July 30, 1997, for 570,755 shares of the Company's common stock issued to Bear Stearns

* 10.6. Registration Rights Agreement dated as of July 30, 1997, among the Company, the Investors and Michael Lerner

* 10.7. Voting Agreement dated as of July 30, 1997, among the Company, Michael Lerner, Michael S. Bernstein and the Investors

* 10.8. Letter dated July 30, 1997, from BT Capital to the Company regarding compliance with certain regulations of the United States Small Business Administration

* 10.9. Credit Agreement dated as of July 30, 1997, among the Company and Safety 1st Home Products Canada Inc., as Borrowers, BTCC, as Lender and Agent, and Bankers Trust Company, as Issuing Bank

* 10.10.          $27,500,000 Revolving Note dated July 30, 1997,
                  executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

* 10.11. $12,500,000 Term Note dated July 30, 1997, executed by the Company and Safety 1st Home Products Canada Inc. in favor of BTCC

* Previously Filed